Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-172206) pertaining to the Fluidigm Corporation 1999 Stock Option Plan, 2009 Equity Incentive Plan, and 2011 Equity Incentive Plan of our report dated March 25, 2011, with respect to the consolidated financial statements and schedule of Fluidigm Corporation, included in this Annual Report (Form 10-K) for the year ended December 31, 2010.

/s/ Ernst & Young LLP
Palo Alto, California
March 25, 2011